U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): October 1, 1999



                                  iEXALT, INC.
               (Exact Name of Registrant as Specified in Charter)


                                     NEVADA
                         (State or Other Jurisdiction of
                          Incorporation or Organization

            2000-09322                               75-1667097
     (Commission File Number)            (I.R.S. Employer Identification No.)


                       4301 WINDFERN, HOUSTON, TEXAS 77041
          (Address of principal executive offices including zip code)


                                 (281) 600-4000
              (Registrant's telephone number, including area code)


                            SUNBELT EXPLORATION, INC.
         (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

      Inapplicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      Effective October 1, 1999, iExalt, Inc., a Nevada corporation ("Company"), acquired, in an arms-length transaction, all of the issued and outstanding stock of Wordcross Enterprises, Inc. d/b/a Christian Happenings ("Wordcross"), an Ohio corporation in the business of publishing and events advertising. As consideration for the acquisition, the Company issued an aggregate 850,000 shares of authorized but unissued common stock to the two shareholders of Wordcross. In addition, the shareholders of Wordcross were granted stock options to purchase an aggregate 250,000 shares of Company common stock at an exercise price of $1.80 per share. The stock options vest in the amount of 50,000 shares per year on the anniversary date of the agreement and are subject to the shareholders remaining in the employ of the Company. The term of the stock options are three years from the date of vesting. Both of the shareholders have entered into five year employment agreements with the Company. The transaction was accounted for as a purchase. The acquisition of Wordcross was deemed "significant," accordingly, separate historical and pro forma financial statements are filed herewith.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

      Inapplicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Inapplicable.

ITEM 5. OTHER EVENTS

      Inapplicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTOR

      Inapplicable.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Financial Statements of Business Acquired.

            The appropriate financial statements are filed herewith as Annex A.

            (b)   Pro Forma Financial Information.

            The appropriate pro forma financial information relating to the acquisition is filed herewith as Annex A.

ITEM 8. CHANGE IN FISCAL YEAR

      Inapplicable.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          iEXALT, INC.




                                          By: /s/ JONATHON GILCHRIST
                                                  Jonathan Gilchrist, Secretary




DATE: December 14, 1999

                                    EXHIBITS




      EXHIBIT NO.                                                     PAGE

       1.1(1)    Contract for Sale and Purchase of Wordcross
                 Enterprises, Inc. .................................  A-1


       (1) Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 1999 and incorporated herein by reference.

ANNEX-A

                          INDEPENDENT AUDITOR'S REPORT


To the Shareholders and Board of Directors of Wordcross Enterprises, Inc.


We have audited the accompanying balance sheets of Wordcross Enterprises, Inc. as of September 30, 1999 and December 31, 1998 and the related statements of income and retained earnings and cash flows for the nine months ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wordcross Enterprises, Inc. at September 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.


/s/ HARPER & PEARSON COMPANY
    Harper & Pearson Company


Houston, Texas
December 3, 1999

                                                     WORDCROSS ENTERPRISES, INC.
                                                                  BALANCE SHEETS
                                        SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
--------------------------------------------------------------------------------


                                                  SEPTEMBER 30,  DECEMBER 31,
                        ASSETS                        1999           1998
                                                  -------------  -------------

CURRENT ASSETS
    Cash and cash equivalents.....................  $ 103,000      $   2,434
    Accounts receivable, net .....................     84,589         63,111
    Loans to shareholders ........................      5,025           --
    Prepaid expenses .............................      8,031          1,202
    Deferred income tax ..........................     32,368            144
                                                    ---------      ---------

    TOTAL CURRENT ASSETS .........................    233,013         66,891
                                                    ---------      ---------

PROPERTY AND EQUIPMENT
    Furniture and fixtures .......................     13,343         13,343
    Computer systems and equipment ...............     74,041         67,971
    Leasehold improvements .......................     10,639         10,639
                                                    ---------      ---------

                                                       98,023         91,953
    Less accumulated depreciation ................    (63,576)       (52,168)
                                                    ---------      ---------

                                                       34,447         39,785
                                                    ---------      ---------

                                                    $ 267,460      $ 106,676
                                                    =========      =========

      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Notes payable ................................  $    --        $   4,003
    Loans from shareholders.......................       --            7,334
    Accounts payable .............................     36,075         43,704
    Tickets payable ..............................    171,013         24,601
    Income tax payable ...........................     32,624           --
                                                    ---------      ---------

    TOTAL CURRENT LIABILITIES ....................    239,712         79,642
                                                    ---------      ---------

DEFERRED INCOME TAX ..............................      2,755          3,555
                                                    ---------      ---------

SHAREHOLDERS' EQUITY
    Capital stock, no par value, 300
       shares authorized, issued
       and outstanding ...........................        300            300
    Retained earnings ............................     24,693         23,179
                                                    ---------      ---------

                                                       24,993         23,479
                                                    ---------      ---------

                                                    $ 267,460      $ 106,676
                                                    =========      =========

                                                     WORDCROSS ENTERPRISES, INC.
                                      STATEMENTS OF INCOME AND RETAINED EARNINGS
           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------


                                                SEPTEMBER 30,     DECEMBER 31,
                                                     1999             1998
                                                --------------  ----------------

REVENUES .......................................   $ 611,686       $ 736,005
                                                   ---------       ---------

COSTS AND EXPENSES
    Direct costs ...............................     173,229         199,560
    Direct Labor................................     260,240         332,945
    Selling, general and administrative ........     162,575         179,209
    Depreciation expense .......................      11,408          12,413
                                                   ---------       ---------

                                                     607,452         724,127
                                                   ---------       ---------

OPERATING INCOME ...............................       4,234          11,878

OTHER INCOME (EXPENSE)
    Interest income ............................         352             703
    Interest expense ...........................      (2,481)           (427)
                                                   ---------       ---------

                                                      (2,129)            276
                                                   ---------       ---------

NET INCOME BEFORE INCOME TAXES .................       2,105          12,154

INCOME TAXES ...................................        (591)         (1,836)
                                                   ---------       ---------

NET INCOME .....................................       1,514          10,318

RETAINED EARNINGS, Beginning of Period .........      23,179          12,861
                                                   ---------       ---------

RETAINED EARNINGS, End of Period ...............   $  24,693       $  23,179
                                                   =========       =========

                                                     WORDCROSS ENTERPRISES, INC.
                                                        STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------



                                                     SEPTEMBER 30,  DECEMBER 31,
                                                          1999          1998
                                                     -------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income ......................................... $   1,514    $  10,318
                                                         ---------    ---------
    Adjustments to reconcile net income to
      net cash provided by operating activities:
       Depreciation ....................................    11,408       12,413
       Deferred tax expense (benefit) ..................   (33,024)       1,746
       Change in operating assets and liabilities:
         Accounts receivable, net ......................   (21,478)     (15,109)
         Prepaid expenses ..............................    (6,829)        (449)
         Accounts payable ..............................    (7,629)       4,531
         Tickets payable ...............................   146,412        2,952
         Income tax payable ............................    32,624         --
                                                         ---------    ---------

    Total Adjustments ..................................   121,484        6,084
                                                         ---------    ---------

    Net Cash Provided by Operating Activities ..........   122,998       16,402
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment .................    (6,070)     (14,485)
                                                         ---------    ---------

    Net Cash Used by Investing Activities ..............    (6,070)     (14,485)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Changes in loans (to) from shareholders ............   (12,359)      10,355
    Repayment of debt ..................................    (4,003)     (17,507)
                                                         ---------    ---------

    Net Cash Used by Financing Activities ..............   (16,362)      (7,152)
                                                         ---------    ---------

NET INCREASE (DECREASE) IN CASH ........................   100,566       (5,235)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .......     2,434        7,669
                                                         ---------    ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ............. $ 103,000    $   2,434
                                                         =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest .............................  $   2,481   $     427
                                                          =========   =========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITY:
    Acquisition of equipment through notes payable .....  $    --     $  13,034
                                                          =========   =========

                                                     WORDCROSS ENTERPRISES, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                        SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
--------------------------------------------------------------------------------


NOTE A      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Wordcross Enterprises, Inc. d/b/a Christian Happenings (the Company) is organized as a "C" corporation in the State of Ohio. The Company produces and distributes a Christian magazine publication in 13 different regions in the U.S., and serves as a provider of automated ticketing services for Christian events on behalf of its clients.

            The Company generates revenue primarily through advertising fees in its magazine and has no long-term advertising agreements or contracts. Although some revenue is derived from subscriptions, the Company does not ordinarily charge for its magazine that is delivered to regional churches and other Christian organizations. Ticket revenue is generated principally from convenience charges and commissions received by the Company for tickets sold on its client's behalf. The Company generally has no financial risk for unsold tickets.

            MANAGEMENT'S ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ from those estimates.

            CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables and cash. The Company places its cash with high credit quality financial institutions. To reduce credit risk, a customer's credit history is reviewed before extending credit. Management is of the opinion that all accounts receivable, net of allowances for bad debts, at September 30, 1999 and December 31, 1998 are collectible.

            FINANCIAL INSTRUMENTS - The estimated fair values of cash, accounts receivable, loans to (from) shareholders, accounts payable, tickets payable, and income taxes payable approximate their carrying value because of the short-term maturity of these instruments or the stated interest rates are indicative of market interest rates.

            CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments having maturities of three months or less at the date of purchase to be cash equivalents.

            ACCOUNTS RECEIVABLE, NET - Accounts receivable, results from magazine advertising sales. Accounts receivable is shown net of allowances for bad debts of $3,000 and $0 at September 30, 1999 and December 31, 1998, respectively.

            PROPERTY AND EQUIPMENT - Property and equipment is carried at original cost. Maintenance or repair costs are charged to expense as incurred. When assets are sold or retired, the remaining costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income.

                                                     WORDCROSS ENTERPRISES, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                        SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
--------------------------------------------------------------------------------


NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            For financial reporting purposes, depreciation of property and equipment is provided using the straight-line method based upon the expected useful lives of the assets. Estimated useful lives of assets are as follows:

            Furniture and fixtures                                      5 years
            Computers and equipment                                 3 - 5 years
            Leasehold improvements                                      5 years

            TICKETS PAYABLE - Tickets payable represents contractual amounts due to clients for tickets sold by the Company on behalf of the organizations that sponsor events.

            REVENUE RECOGNITION - The Company recognizes revenues on advertising services when the magazines are published. Revenue from ticket operations is recognized as tickets are sold. Although the Company collects ticket receipts representing the full ticket price on behalf of its clients, it only records as revenue the convenience charges and handling fees included in the ticket price.

            INCOME TAXES -Deferred tax assets and liabilities are recognized with respect to the tax consequences attributable to the differences between the financial statement carrying values and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Further, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


NOTE B      NOTES PAYABLE

                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        1999            1998
                                                    ------------    ------------

            Manufacturer's equipment note, principal
            and interest at an annual rate of 8.99%,
            payable monthly, due July 19, 2003,
            secured by equipment. This note was fully
            paid subsequent to December 31, 1998 ...   $    --          $4,003
                                                       =======          ======

NOTE C     FEDERAL INCOME TAX

           Federal income tax expense consists of the following:

                                                     NINE MONTHS
                                                        ENDED      YEAR ENDED
                                                    SEPTEMBER 30,  DECEMBER 31,
                                                         1999          1998
                                                    -------------  ------------

            Current ................................   $ 33,615      $     90
            Deferred, current ......................    (32,224)        1,076
            Deferred, noncurrent ...................       (800)          670
                                                       --------      --------
                                                       $    591      $  1,836
                                                       ========      ========

           Deferred income taxes result from timing differences in reporting income and expenses for financial statement and income tax purposes. The primary sources of deferred income taxes result from:
           (1) the use of different methods of depreciation for income tax and financial statement purposes, and (2) the effect of recording receivables and payables for financial statement purposes and the cash basis reporting for federal income tax purposes. Deferred tax assets and liabilities at September 30, 1999 and December 31, 1998 are as follows:

                                                    SEPTEMBER 30,  DECEMBER 31,
                                                         1999          1998
                                                    -------------  ------------

            Current deferred tax asset .............   $ 45,506      $  9,611
            Current deferred tax liability .........    (13,138)       (9,467)
                                                       --------      --------

            Current deferred income tax ............   $ 32,368      $    144
                                                       ========      ========

            Long-term deferred tax asset ...........   $      -      $      -
            Long-term deferred tax liability .......     (2,755)       (3,555)

                                                       --------      --------
            Long-term deferred income tax ..........   $ (2,755)     $ (3,555)
                                                       ========      ========

           The differences between the effective rate of income tax expense at September 30, 1999 and December 31, 1998 and the amounts which would be determined by applying the statutory U.S. income tax rate of 34%, to income before income tax expense are explained below according to the tax implications of various items of income or expense.

                                                     NINE MONTHS
                                                        ENDED      YEAR ENDED
                                                    SEPTEMBER 30,  DECEMBER 31,
                                                         1999          1998
                                                    -------------  ------------

            Provision for income tax expense at U.S.
               statutory rates .....................   $   716       $ 4,132
            Change in tax provision resulting from:
               Nondeductible entertainment
                  expenses .........................        25            81
               Surtax exemption ....................      (400)       (2,309)
               Other ...............................       250           (68)
                                                       -------       -------

            Income tax expense .....................   $   591       $ 1,836
                                                       =======       =======

NOTE D      RELATED PARTY TRANSACTIONS

            Non interest bearing loans to (from) shareholders represent cash advanced to shareholders as salary advances or amounts contributed by the shareholders to help meet the short-term cash needs of the Company.


NOTE E      LEASES

            The Company leases its office space from the shareholders on an annual basis. As of September 30, 1999 $3,300 in prepaid rent had been paid to the shareholders. Total rent expense to related parties for the nine months ended September 30, 1999 and year ended December 31, 1998 amounted to $9,900 and $12,000 respectively. Subsequent to September 30, 1999, the Company negotiated a new office lease with a third party for five years. Future minimum lease payments on a calendar year basis, the Company's fiscal year end, under noncancelable operating leases with initial or remaining lease terms in excess of one year at September 30, 1999 are as follows:

            1999                                                    $    5,560
            2000                                                        27,171
            2001                                                        27,785
            2002                                                        28,428
            2003                                                        29,074
            2004 and thereafter                                         27,239
                                                                    ----------

                                                                    $  145,257
                                                                    ==========

NOTE F    YEAR 2000 (Unaudited)

          The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect a Company's ability to conduct normal business operations. The Company believes that the Year 2000 issue will not have a material adverse impact on the Company.

NOTE G      SUBSEQUENT EVENT

            On October 1, 1999, the Company was acquired by iExalt, Inc. (iExalt). In consideration for this purchase, the selling shareholders received 850,000 shares of common stock of iExalt, Inc. and 250,000 common stock options exercisable at $1.80 per share. The options vest in the amount of 50,000 shares per year on the anniversary date of the acquisition. Both shareholders of the Company have employment agreements for a period of five years with iExalt.

            The selling shareholders of the Company have the right for a period of time up to twelve months after the close of the transaction to repurchase their stock by exchanging it for the stock received and the funds provided by iExalt subsequent to the purchase, if iExalt fails to meet any one of the following conditions: 1) iExalt fails to provide funds as required during this twelve month period 2) the value of iExalt's stock does not reach a market value of $1.80 per share within six months after the acquisition date or 3) iExalt files for bankruptcy or receivership during the period.

            The period shall expire if iExalt should file a registration statement at any time during the twelve month period with the Securities and Exchange Commission relating to iExalt's secondary offering of its common stock and such secondary offering is completed; provided that, the selling shareholders are allowed to include no less than 50,000 - 100,000 shares of its stock in that offering.

            The unaudited pro forma results of operations of iExalt, Inc. and the Company for the nine months ended September 30, 1999 and for the twelve months ended December 31, 1998 (assuming WordCross Enterprises, Inc. had been acquired on January 1, 1998) are shown below.

         BALANCE SHEET AND INCOME STATEMENT AT SEPTEMBER 30, 1999 AND THE NINE MONTH PERIOD THEN ENDED

                                            iEXALT, INC.       PRO FORMA         WORDCROSS
                                             PRO FORM         ADJUSTMENTS     ENTERPRISES, INC.   iEXALT, INC.
                                          ---------------   ---------------   ---------------   ---------------
                                            (UNAUDITED)                          (AUDITED)        (UNAUDITED)
Revenues ..............................   $     1,396,823   $          --     $       611,686   $       785,137
                                          ---------------   ---------------   ---------------   ---------------
Net Income/(Loss)......................   $     (448,758) A $        (5,400)  $         1,514   $      (444,872)
                                          ===============   ===============   ===============   ===============

Current Assets ........................   $       770,090   $          --     $       233,013   $       537,077
Property & Equipment, Net .............           121,624              --              34,447            87,174
Goodwill, Net .........................           464,314 A         275,400              --             188,914
Other Assets, Net .....................             3,814              --                --               3,814
                                          ---------------   ---------------   ---------------   ---------------
Total Assets ..........................   $     1,359,839   $       275,400   $       267,460   $       816,979
                                          ===============   ===============   ===============   ===============
Current Liabilities ...................   $       621,610   $             0   $       239,712   $       381,898
Long-term Liabilities .................           502,755              --               2,755           500,000
Shareholders' Equity ..................           235,474 A         275,400            24,993           (64,919)
                                          ---------------   ---------------   ---------------   ---------------
Total Liabilities & Sharehoders' Equity   $     1,359,839   $       275,400   $       267,460   $       816,979
                                          ===============   ===============   ===============   ===============

                 BALANCE SHEET AND INCOME STATEMENT AT DECEMBER 31, 1998 AND THE YEAR THEN ENDED

                                            iEXALT, INC.       PRO FORMA         WORDCROSS
                                             PRO FORM         ADJUSTMENTS     ENTERPRISES, INC    iEXALT, INC.
                                          ---------------   ---------------   ---------------   ---------------
                                            (UNAUDITED)                          (AUDITED)        (UNAUDITED)
Revenues ..............................   $     1,864,977   $          --     $       736,005   $     1,128,972
                                          ---------------   ---------------   ---------------   ---------------
Net Income/(Loss)......................   $      (18,273) A $        (7,200)  $        10,318   $       (21,391)
                                          ===============   ===============   ===============   ===============

Current Assets ........................   $       226,558   $          --     $        66,891   $       159,667
Property & Equipment ..................            46,095              --              39,785             6,310
Goodwill, Net .........................           403,493 A         280,800              --             122,693
                                          ---------------   ---------------   ---------------   ---------------
Total Assets ..........................   $       676,146   $       280,800   $       106,676   $       288,670
                                          ===============   ===============   ===============   ===============
Current Liabilities ...................   $       291,689   $          --     $        79,642   $       212,047
Long-term Liabilities .................            17,033              --               3,555            13,478
Shareholders' Equity ..................           367,424 A         280,800            23,479           (63,145)
                                          ---------------   ---------------   ---------------   ---------------
Total Liabilities & Sharehoders' Equity   $       676,146   $       280,800   $       106,676   $       288,670
                                          ===============   ===============   ===============   ===============

NOTE (A) To record goodwill from acquisition of WordCross Enterprises, Inc.

            In Management's opinion, the unaudited pro forma combined results of operations may not be indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of 1998 or the future operations of the combined companies.